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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    February 3, 1997
                                                    -----------------


                          Renaissance Solutions, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-25746                                        04-3217557
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(Commission File Number)                 (I.R.S. Employer Identification No.)


             Lincoln North, 55 Old Bedford Road, Lincoln, MA 01773
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(Address of Principal Executive Offices)                        (Zip Code)

                                (617) 259-8833
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             (Registrant's Telephone Number, Including Area Code)



                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

     On February 3, 1997 (the "Closing Date"), Renaissance Solutions, Inc. (the "Company") acquired all of the voting shares (the "COBA Common Stock") of COBA Consulting Limited, a corporation organized under the laws of England and Wales ("COBA"), pursuant to a stock purchase agreement dated as of January 27, 1997 (the "Agreement") between the Company and certain of the holders of the COBA
Common Stock.   On the Closing Date, the Company also entered into an option agreement (the "Option Agreement") with COBA and the holders of the deferred convertible non-voting stock of COBA (the "Deferred Stock") pursuant to which the holders of the Deferred Stock granted the Company an option (the "Option") to acquire all of the Deferred Stock in 1998 and 1999 on the terms set forth therein. The transactions contemplated by the Agreement and the Option Agreement are hereinafter referred to as the "Acquisition."

     Pursuant to the Agreement, COBA became a subsidiary of the Company on the Closing Date. The COBA Common Stock was acquired for the sum of approximately $11,900,000 and the issuance of 163,160 shares of common stock , par value $.0001 per share, of the Company (the "Common Stock"). In addition, the Company will acquire the Deferred Stock in 1998 and 1999 at a purchase price to be determined based on the financial performance of COBA in 1997 and 1998. The maximum possible purchase price for the Deferred Stock under the Option Agreement is $12,600,000, part of which may be paid by the issuance of shares of Common Stock of the Company.

     Based upon the capitalization of the Company as of the Closing Date, the 163,160 shares of Common Stock of the Company issued to the holders of the COBA Common Stock represent approximately 1.7% of the outstanding shares of Common Stock of the Company. On February 3, 1997, the last reported sale price per share of the Common Stock of the Company on the Nasdaq National Market was $39.25.

     In connection with the Acquisition, the Company and certain of the holders of COBA Common Stock (the "Warrantors") entered into an Escrow Agreement providing, among other things, that approximately 28% of the Common Stock of the Company received by the Warrantors pursuant to the Agreement will be held in escrow to reimburse the Company in connection with breaches of representations, warranties or covenants made by the holders of COBA Common Stock in the Agreement.

     Prior to the Acquisition, COBA provided strategy formulation, research and analysis and strategy implementation services. The Company currently intends to continue COBA's business substantially in the manner conducted by COBA immediately prior to the Acquisition.

     The Agreement, the Option Agreement, the Acquisition and the issuance of shares of Common Stock of the Company in connection with the Acquisition were approved by the Board of Directors of the Company, and the Agreement, the Option Agreement and the Acquisition were approved by the Board of Directors and the Stockholders of COBA. The terms of the Agreement, the Option Agreement and the Acquisition were determined on the basis of arm's-length negotiations. Prior to the execution of the Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with COBA.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference, and of the Option Agreement, which is filed as an exhibit to the Agreement.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.
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     (a) Financial Statements of Businesses Acquired:
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     None required.

     (b) Pro Forma Financial Information:
         -------------------------------

     None required.

     (c)  Exhibits:
          --------

     See the Exhibit Index attached hereto.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 1997             RENAISSANCE SOLUTIONS, INC.
                                         (Registrant)



                                    /s/ George A. McMillan
                                    ----------------------------------------
                                    By:  George A. McMillan
                                         Vice President, Chief Financial
                                         Officer and Chief Operating Officer
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                               INDEX TO EXHIBITS

Exhibit
Number              Description
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2                   Stock Purchase Agreement, dated as of, January 27, 1997
                    among the Company, and the other parties named therein.

                    The following schedules to the Stock Purchase Agreement, or to the referenced exhibit therto, have been omitted. The Company will furnish copies of the omitted schedules to the Commission upon request.

                    Stock Purchase Agreement:

                    Disclosure Letter
                    Schedule I:         Warrantors, B.V. and Other Sellers
                    Schedule III:       The Network Companies
                    Schedule IV:        Details on the Company
                    Schedule V:         Option Grants and List of Employees

                    Exhibit F - Option Agreement:

                    Schedule 3:         The Network Companies
                    Schedule 4:         Customers

99                  Press Release issued February 14, 1997